Exhibit 10.29

FOURTH AMENDMENT TO OFFICE LEASE

This Fourth Amendment to Office Lease (this “Fourth Amendment”), dated January 29, 2015 is made by and between DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company (“Landlord”), and BLACKLINE SYSTEMS, INC., a California corporation (“Tenant”).

WHEREAS,

A. Landlord, pursuant to the provisions of that certain Office Lease, dated November 22, 2010 and a certain Memorandum of Lease Term Dates and Rent dated April 21, 2011 (the “Original Memorandum”, and collectively, the “Original Lease”); as amended by a certain First Amendment to Office Lease dated August 14, 2012 (the “First Amendment”); as further amended by a certain Second Amendment to Office Lease dated December 26, 2013 (the “Second Amendment”) and as further amended by a certain Third Amendment to Office Lease dated June 24, 2014 (the “Third Amendment” together with the Original Lease, the First Amendment, and the Second Amendment, the “Lease”), leased to Tenant and Tenant leased from Landlord space in the property located at 21300 Victory Boulevard, Woodland Hills, California 91367 (the “Building”), commonly known as Suites 1000, 1050, 1070 1100, 1150, 1180, 1185, 1190, 1195 and 1200 (the “Premises”);

B. In connection with Tenant’s construction of the Improvements (as defined in the Third Amendment) on the eleventh (I l’1) floor of the Building, the City of Los Angeles has advised Tenant that it will require certain occupancy load modifications;

C. Tenant has requested that Landlord execute and deliver to the City of Los Angeles the Covenant and Agreement Regarding Maintenance of the Building in the form attached hereto as Exhibit A (the “Covenant”), which Covenant modifies certain occupancy loads on the eleventh (11th) floor of the Building; and

D. As an accommodation to Tenant Landlord has agreed to execute, notarize and deliver the Covenant to Tenant, subject to Tenant’s compliance with the terms and conditions of this Fourth Amendment.

Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Lease.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Fourth Amendment.

2. Execution of Covenant. Landlord shall execute, notarize and deliver the Covenant to Tenant after Tenant’s execution and delivery of this Fourth Amendment, and Landlord shall use its good faith diligent efforts to execute, notarize and deliver the Covenant to Tenant as soon as commercially practicable after Landlord’s receipt of the Tenant-executed original of this Fourth Amendment. Landlord agrees that Tenant or the City of Los Angeles may record the Covenant in the official records of the County of Los Angeles. The benefits of the Covenant shall apply only to Tenant or an Affiliate and to no other parties. Tenant acknowledges and agrees that Landlord’s execution of the Covenant is for the sole purpose of accommodating Tenant’s construction requirements and, notwithstanding that Landlord is the nominal signatory of the Covenant, it is the intent of the parties that Tenant shall be responsible for insuring compliance under the terms of the Covenant. None of the Landlord Parties nor Landlord’s lender shall have any obligations or liabilities with respect to the Covenant and Tenant hereby represents, warrants and covenants that Tenant shall be responsible for any costs and other liabilities associated with the Covenant and compliance therewith. All obligations and indemnities of Tenant under Sections 3 and 4 of this Fourth Amendment shall survive the termination of the Lease.

FOURTH AMENDMENT TO OFFICE LEASE

3. Release of Covenant. Upon expiration or termination of the Lease or at any time Tenant no longer occupies the eleventh (11th) floor of the Building, Tenant shall cause the release of the Covenant (including release of the recorded covenant from official Los Angeles County real property records) at Tenant’s sole cost and expense.

4. Indemnity. Tenant hereby agrees to indemnify, defend and hold harmless the Landlord Parties against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, liens, fines, losses, claims, damages, liabilities, penalties and amounts paid in settlement or compromise in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative wherever asserted, arising out of, relating to or in connection with the Covenant.

5. Warranty of Authority. If Landlord or Tenant signs as a corporation, or a limited liability company or a partnership, each of the persons executing this Fourth Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Fourth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

6. Confidentiality. Landlord and Tenant agree that, except for matters or record or as required by applicable law, the covenants and provisions of this Fourth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

7. Governing Law. The provisions of this Fourth Amendment shall be governed by the laws of the State of California.

8. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

9. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Premises have not undergone an inspection by a Certified Access Specialist to determine whether the Premises meet all applicable construction-related accessibility standards.

10. Counterpart Signatures. This. Fourth Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same agreement. The parties agree to accept a digital image (including in PDF format) of this Fourth Amendment, as executed, as a true and correct original.

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FOURTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:	TENANT:

DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company	BLACKLINE SYSTEMS, INC., a California corporation

By:	Douglas Emmett Management, Inc.,	By:	/s/ Charles Best
	a Delaware corporation, its Manager	Name:	Charles Best

	By:	Title:	Cheif Accounting Officer
	Andrew B. Goodman	Dated:	1/29/15
Senior Vice President

Dated:

EXHIBIT A

See Attached

PC-STR.Aff23 (Rev 01-04-2010)	www.ladbs.org

Recorded at the request of and mail to:

(Name)

(Address)

(City, State, & Zip)

Date of Recording:	SPACE ABOVE THIS LINE FOR RECORDER’S USE

COVENANT AND AGREEMENT

REGARDING MAINTENANCE OF BUILDING

(Pre-printed text shall not be changed except when done by an authorized Building and Safety employee.)

The undersigned hereby certify that we are the owners of the hereinafter legally described real property located in the City of Los Angeles, State of California.

LEGAL DESCRIPTION:	See Attached

as recorded in Book                         , Page                 , Records of Los Angeles County, which property is located and known as:

(ADDRESS):	21300 W. Victory Blvd

and in consideration of the City of Los Angeles allowing	max 60 occ in Rm 1103, occ load of 1 per 20 sf in Rm 1104A, 1104B,

& 1104C, & maintain total occ load on 11th floor to < 500 occ (Blackline Tenancy Only)

on said property, we do hereby covenant and agree to and with said City to	not change the use or layout of such rooms

without obtaining a building permit and approval from LADBS and LAFD

This Covenant and agreement shall run with all of the above described land and shall be binding upon ourselves and future owners, encumbrances, their successors, heirs, or assignees and shall continue in effect until released by the authority of the Superintendent of Building of the City of Los Angeles upon submittal of request, applicable fees, and evidence that this Covenant and agreement is no longer required by law.

CARTOGRAPHER’S	Owner’s Name(s)
USE ONLY		(Please type or print)	(Please type or print)
	Owner’s Signature(s)			(sign)
	Two Officers’ Signatures Required for Corporations			(sign)
Name of Corporation
Dated this day of 20

SIGNATURES MUST BE NOTARIZED

(STATE OF CALIFORNIA, COUNTY OF                             LOS ANGELES                            )

On	before me,	,

personally appeared	, who proved

to me on the basis of satisfactory evidence to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

FOR DEPARTMENT USE ONLY

MUST BE APPROVED BY the Dept. of Building and Safety prior to recording	Covenant for City Department
To be completed for City owned property only.

APPROVED BY:	Date:

PC-STR.Aff23 (Rev 01-04-2010)	www.ladbs.org